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                                    ADDENDUM
                TO MASTER LEASE AGREEMENT DATED JANUARY 15, 1997
                 BETWEEN MIDCOM COMMUNICATIONS INC., AS LESSEE,
                         AND COMDISCO, INC., AS LESSOR

The terms and conditions of the above referenced Agreement are modified as follows:

 1)     Section 3, "Rent and Payment"

        Delete the last sentence of this section and replace with the following:

        "Lessee shall pay interest at the "Overdue Rate" on the amount of any payment (rent or otherwise) which is more than ten (10) days overdue. Such interest shall be payable from the date ten 910) days after such payment was due until the date payment is received by Lessor."

 2)     Section 4.2, "Warranty and Disclaimer of Warranties"

        After the word "Lessor" add the words "or its agents" at the end of the fourth sentence.

        In the fifth sentence delete the word "Lessor" and replace with the words "either party or any of its agents."

 3)     Section 5.2, "Relocation or Sublease"

        In paragraph two, delete the word "reasonable" before the word "consent" in the first sentence and add the words "which consent shall not be unreasonably withheld." at the end of that sentence.

 4)     Section 53., "Assignment by Lessor"

        In line five of subsection (a) after the words "Secured Party" add the words "designated as payee in the invoice".

 5)     Section 6.1, "Net Lease"

        Add the following language at the beginning of sentence two:

        "So long as Lessor has not violated its warrant of quiet enjoyment as per Section 4.2 and so long as Lessor has assigned the applicable Schedule to a Secured Party as per Section 5.3,"

 6) Section 8, Change the title of this section to read "Representations and Warranties of Lessee and Lessor"

        Add paragraph two at the end of this section to read:

        "Lessor represents and warrants that for the Master Lease and each
        Schedule:
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        (a)     The execution, delivery and performance of the Lessor have been duly authorized by all necessary corporate action,

        (b)     The individual executing was duly authorized to do so; and

        (c) The Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessor enforceable in accordance with their terms.

 7)     Section 12.2, "Lessor's Risk of Loss"

        Add the following language at the end of the first sentence in paragraph four:

        "in accordance with, and to the extent required by, Section 12.1."

 8)     Section 13.1, "Default"

        Add the following language at the end of this section:

        "In addition, a default by Lessor in the performance of any term, covenant or condition of the Master Lease or any Schedule or the inaccuracy in any material respect of any representation or warranty made by the Lessor therein or in any document or certificate furnished to Lessee in connection therewith which default or inaccuracy shall continue for a period of fifteen (15) days after notice shall constitute a default under a Schedule."

 9)     Section 13.2, "Remedies"

        In subsection (c) after the word "sums" add the word "then" and after the word "due" add the words "and not yet paid."

        Add the following language at the end of this section:

        Lessee's Remedies. Upon the occurrence of a default by the Lessor, the Lessee may proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessor of the applicable covenants and terms of the specified Schedule or to recover from Lessor any and all damages or expenses including reasonable attorney(s)' fees which Lessee shall have sustained by reason of Lessor's default in the covenants of the applicable Schedule or on account of Lessee's enforcements of its remedies thereunder, provided, however that it is the understanding of the parties that, except as provided in Section 6.1, no default by the Lessor or the exercise of the remedies provided herein by the Lessee shall in any way relieve the Lessee of its obligations to make any payments arising under the applicable Schedule including but not limited to the Rent.

10)     Section 13.3, "Mitigation"

        In line one of subsection (b) delete the word "three" after the words "discounted at" and replace with the word "two".

        In the last paragraph of this section after the words "liquidated damages" in lines one and three, insert the words, "pursuant to
        Section 13.2(c)."
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11)     Section 14.3, "Binding Nature"

        Add the following language after the word "OBLIGATIONS" at the end of sentence two:

        "WITHOUT CONSENT OF LESSOR WHICH SUCH CONSENT SHALL NOT BE UNREASONABLY WITHHELD."

12)     Section 14.4, "Survival of Obligations"

        In line four after the words "benefit of" delete the words "Lessor and any Assignee or Secured Party" and replace with the words "appropriate party".

13)     Section 14.6, "Applicable Law"

        Delete sentence two in its entirety and replace with the following:

        "IN THE EVENT OF A CONFLICT BETWEEN THE PROVISIONS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AND THE TERMS AND CONDITIONS OF THIS MASTER LEASE OR ANY SCHEDULE, THE TERMS AND CONDITIONS OF THIS MASTER LEASE OR SUCH SCHEDULE WILL CONTROL."

14)     Section 14.10, "Additional Documents"

        Delete the second sentence in its entirety and replace with the following:

        "Upon the execution of each Schedule with an aggregate Rent in excess of $2,000,000.00, Lessee will provide Lessor with an opinion from Lessee's counsel regarding the representations and warranties made in subsections
        (a), (b) and (c) of Section 8 of this Master Lease."

        Insert the following language at the end of the last sentence:

        At the end of the last sentence, delete "period" and replace with "fiscal year and unaudited financial statements for the most recent fiscal period that is currently available upon Lessor's reasonable request at any other time during the fiscal year."

15)     Section 14.13, "Definitions"

        Delete the definition of "Casualty Value" in its entirety and replace with the following:

        Casualty Value - means an amount equal to the greater of (i) the aggregate Rent remaining to be paid for the balance of the lease term, (discounted to present value at the same rate of interest at which the Lease was discounted, or if the Lease was not discounted, then discounted at six percent (6%) plus an amount sufficient to reimburse Lessor for its lost residual value in the Equipment having suffered a Casualty Loss), or (ii) the Fair Market Value of the Equipment immediately prior to the Casualty Loss. However, if a Casualty Value Table is attached to the relevant Schedule its terms will control.

        Modify the definition of Fair Market Value to include the words "buy or" before the word "sell" at the end of the sentence.
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Except as amended hereby, all other terms and conditions of the Master Lease
Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have duly executed this Addendum to the Master Lease Agreement on or as of the day and year first above written.


MIDCOM COMMUNICATIONS, INC.             COMDISCO, INC.
AS LESSEE                               AS LESSOR


By:     /s/ ROBERT J. CHAMBERLAIN       By:     /s/ DAVID J. SCUDLER
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Title:  EXECUTIVE VP-CFO                Title:  Director
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Date:   2/17/97                         Date:   2/20/97
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